Exhibit 32.2

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Juliana Daley, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that

1.	the Annual Report on Form 10-K of Naked Brand Group Inc. for the year ended January 31, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Naked Brand Group Inc.

May 1, 2018

/s/ Juliana Daley
Juliana Daley
Chief Financial Officer and Principal Accounting Officer
(Principal Financial Officer and Principal Accounting Officer)